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                                                                     Exhibit 5


                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated January 8, 1997, between Video City, Inc., a Delaware corporation (formerly known as Prism Entertainment Corporation) (the "Company"), and Ingram Entertainment Inc., a Tennessee corporation ("Ingram").

     A. The Company, Ingram, Lee Video City, Inc., a California corporation ("VCI"); and Robert Y. Lee, an individual resident of California on behalf of himself and as Trustee of the Robert Y. Lee Revocable Living Trust UDT 1/9/91 (the "Trust") have entered into an Override Agreement, dated as of November 19, 1996 (the "Override Agreement"), providing for the restructuring of indebtedness of VCI to Ingram. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Override Agreement.

     B. As contemplated by the Override Agreement, VCI has merged into the Company, with the Company being the survivor (the "Merger").

     C. Concurrently with the effective time of the Merger, the Company issued to Ingram the Additional Warrants and 1,500,000 shares of its Common Stock, and certain shareholders of the Company issued to Ingram the New Warrants.

     D. As an inducement to Ingram to enter into the Override Agreement, the Company has agreed to grant Ingram certain registration rights with respect to the Shares (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

       "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

       "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company, as constituted as of the date of this Agreement.

       "Company" shall have the meaning provided therefor in the first paragraph of this Agreement.



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       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Ingram" shall have the meaning provided therefor in the first paragraph of this Agreement.

       "Registration Expenses" shall mean the expenses so described in
Section 6.

       "Restricted Stock" shall mean the Shares, but excluding shares of Common Stock (a) which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of by Ingram in accordance with the registration statement covering them; or (b) which may be publicly sold by Ingram pursuant to Rule 144(k) under the Securities Act (without regard to any volume limitation).

       "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Selling Expenses" shall mean the expenses so described in Section 6.

       "Shares" shall mean the shares of Common Stock purchased or purchasable pursuant to the exercise of the Additional Warrants and the New Warrants and the 1,500,000 shares of Common Stock issued by the Company to Ingram at the Closing.

     2. Restrictive Legend. Each certificate representing the Shares shall, except in compliance with the following legend, be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.




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     3. Required Registration.

       (a) Immediately upon the Company's qualification to use a Form S-3 Registration Statement to register the resale of shares of Restricted Stock by Ingram, Ingram may request the Company to register under the Securities Act shares of Restricted Stock held by Ingram for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would exceed One Million Five Hundred Thousand Dollars ($1,500,000). The Company shall be obligated to use its best efforts to cause the registration for resale of the shares of Restricted Stock pursuant to this Section 3(a) as soon as practicable, but in no event more than 45 days following the receipt of Ingram's notice, and on an unlimited number of occasions, subject to applicable law. The Company shall notify Ingram within thirty (30) days after it has become eligible to use Form S-3.

       (b) In the event that on or prior to December 31, 1997, the Company has not become qualified to use a Form S-3 Registration Statement to register shares of Restricted Stock by Ingram, then at any time thereafter Ingram may request that the Company register pursuant to a Registration Statement on Form S-1 or Form S-2, as applicable, the resale of no less than 500,000 shares of Restricted Stock held by Ingram for sale in the manner specified in such notice. The Company shall be obligated to use its best efforts to cause the registration for resale of the shares of Restricted Stock pursuant to this
Section 3(b) as soon as practicable, but in no event more than 45 days following the receipt of Ingram's notice, and on one occasion only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering the Restricted Stock, for sale in accordance with the method of disposition specified in the notice, shall have become effective.

       (c) Notwithstanding the foregoing and anything to the contrary contained herein, (i) the only securities that the Company shall be required to register for resale pursuant to this Section 3 shall be shares of Common Stock, (ii) no request may be made under this Section 3 within 90 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of Common Stock by the Company under the Securities Act and (iii) the Company may postpone for a reasonable period of time, not to exceed thirty (30) days, the filing or the effectiveness of any registration statement covering the shares of Restricted Stock requested to be registered by Ingram, if the Board of Directors of the Company in good faith determines that such registration would have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or the Company is in possession of material non-public information that, if publicly disclosed, would result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company.


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       (d) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified in the notice from Ingram referred to above, shares of Common Stock to be sold by the Company for its own account and or by other holders of Common Stock, provided, however, that if the registration covers an underwritten public offering, if the managing underwriter or underwriters, if any, of such offering advise the Company that the number of shares requested to be included in the registration should be reduced or eliminated, the shares so excluded shall be excluded in the following order: (i) first to any director, officer, or employee of the Company; (ii) any holder of Common Stock not having contractual registration rights; (iii) any other holder have contractual registration rights; (iv) the Company; and (v) Ingram or any transferee or assignee as to the Restricted Stock.

     4. Registration Procedures. If and whenever the Company is required by the provisions of Section 3 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as reasonably possible but in no event more than 45 days following the receipt of Ingram's notice:

       (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

       (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 4(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement;

       (c) furnish to Ingram and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), as such persons reasonably may request in order to facilitate the public sale or other disposition of the shares of Restricted Stock covered by such registration statement;

       (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Ingram or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a



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foreign corporation in any jurisdiction where it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or to consent to general service of process in any such jurisdiction;

       (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange or the NASDAQ National Market System on which the Common Stock of the Company is then listed;

       (f) promptly notify Ingram and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Ingram agrees upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     For purposes of Section 4(a) and 4(b) and of Section 3(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of the shares of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all the shares of Restricted Stock covered thereby and 60 days after the effective date thereof.

     In connection with any registration hereunder, Ingram shall provide such information and execute such documents as may reasonably be required in connection with such registration.

     5. Piggyback Registrations. Each time that the Company proposes to file a registration statement under the Securities Act with respect to an offering (in connection with either an offering of Common Stock by the Company or by its shareholders) on a form that would also permit the registration of the Restricted Stock, the Company will give written notice of such proposal to Ingram; provided, however, that, if there is an effective registration statement covering the Restricted



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Stock, no such notice pursuant to this Section 5 shall be required. Ingram may, by written request given within ten business days after receipt of any such notice, require the Company to use its best efforts to cause all or part of the Restricted Stock to be included in such registration statement. Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of such offering advise the Company in writing that inclusion of the Restricted Stock would (a) make it impracticable to conduct an underwritten offering of the Common Stock being registered at the price at which such Common Stock could be sold without such inclusion, or (b) materially and adversely interfere with the offering, then the number of the shares requested to be included in the registration by Ingram may be reduced or eliminated; provided, that, the Company shall exclude first from such registration, in the following order, shares of Common Stock sought to be included therein by (i) any director, officer, or employee of the Company, (ii) any holder of Common Stock not having contractual registration rights, and (iii) any holder having contractual registration rights that are subordinate to the holders of the Restricted Stock; provided, however, that with regard to any holder of registration rights on a parity with Ingram's, such holder's shares to be included in the registration statement shall be reduced with Ingram's pro rata in accordance with the number of shares desired to be included. In connection with any registration pursuant to this Section 5 covering an underwritten public offering, the Company and Ingram agree to enter into a written agreement with a managing underwriter containing such provisions as are customary in the securities business for such an arrangement between such underwriters and companies of the Company's size and investment stature. In connection with any such registration, Ingram shall (a) provide such information and execute such documents as may be reasonably required in connection with such registration, (b) agree to sell the shares of Restricted Stock on the basis provided in any underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

     6. Expenses. All expenses of registration and offerings in connection with this Agreement including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with federal and state securities laws, fees of the NASD and of transfer agents and registrar but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of the shares of Restricted Stock are called "Selling Expenses".

     The Company will pay all Registration Expenses in connection with each registration statement filed in accordance with this Agreement. All Selling Expenses in


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connection with the sale of shares of Restricted Stock by Ingram pursuant to each registration statement filed in accordance with this Agreement shall be borne by Ingram.

     7. Rule 144. During any period that the Company has any securities registered under the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as Ingram may reasonably request, all to the extent required from time to time to enable Ingram to sell Common Stock without registration under the Securities Act within the limitation of the exemption provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

     8. Indemnification and Contribution.

        (a) In the event of a registration of any Restricted Stock under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless Ingram, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls Ingram or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Ingram, such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Restricted Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of Ingram, each such underwriter and each such controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by Ingram, any such underwriter or any such controlling person in writing, and, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus if (1) Ingram failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of Restricted Stock and (2) the final



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prospectus or prospectus supplement would have corrected such untrue statement or omission.

        (b) In the event of a registration of any Restricted Stock under the Securities Act pursuant to this Agreement, Ingram will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which Restricted Stock was registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of the Company and each such officer, director, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Ingram will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by Ingram for use in such registration statement or prospectus.

        (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability that it may have to such indemnified party under this
Section 8 if and to the extent the indemnifying party is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified


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party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assert such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

        (d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     9. Miscellaneous.

        (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, transferees of any shares of Restricted Stock), whether so expressed or not.

        (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or sent by Federal Express or other recognized overnight courier service, addressed as follows:




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                           if to the Company:

                           Video City, Inc.
                           6851 McDivitt Drive, Suite A
                           Bakersfield, California 93313
                           Attention:  Barry L. Collier
                           Telecopy:  (805) 397-5982

                           if to Ingram:

                           Ingram Entertainment Inc.
                           Two Ingram Boulevard
                           La Vergne, Tennessee 37087
                           Attention: John Fletcher, Esq., General Counsel
                           Telecopy: (615) 287-4465

or, in any case, at such other address or addresses as shall have been furnished in writing by one party to the other in accordance with the provisions of this
Section 9(b).

        (c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to the conflict of laws provisions.

        (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and Ingram.

        (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

        (f) If requested in writing by the underwriters for an underwritten public offering of securities of the Company, Ingram shall agree not to sell publicly any Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period, not to exceed ninety days, following the effective date of the registration statement relating to such offering to be reasonably determined by the underwriters, except that Ingram shall not be required to so agree more than once during any twelve calendar months.




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        (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

        (h) The Company shall not grant any registration rights to any person that will adversely affect Ingram's rights under this Agreement, except for pro rata reduction of Ingram's piggyback registration rights as provided in
Section 5.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date and year first above written.

                                          VIDEO CITY, INC.


                                          By:______________________________

                                          Name:____________________________

                                          Title:___________________________



                                          INGRAM ENTERTAINMENT INC.


                                          By:______________________________

                                          Name:____________________________

                                          Title:___________________________





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